Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and between

ZOSANO, INC.

and

ZP HOLDINGS, INC.

October 31, 2013

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4.23	Investment Company	14
4.24	Foreign Corrupt Practices	14
4.25	No Integrated Offering	14
4.26	Application of Takeover Provisions	14
4.27	Information	15
4.28	Full Disclosure	15

Article V ADDITIONAL COVENANTS AND AGREEMENTS		15

5.1	Further Assurances; Governmental Filings	15
5.2	Expenses	15
5.3	Private Placement	15

Article VI CONDITIONS		16

6.1	Conditions to Obligation of the Company	16
6.2	Conditions to Obligation of Buyer	16

Article VII GENERAL PROVISIONS		18

7.1	Notices	18
7.2	No Survival	19
7.3	Interpretation	19
7.4	Severability	19
7.5	Amendment	20
7.6	Waiver	20
7.7	Miscellaneous	20
7.8	Counterparts; Facsimile Signatures	20
7.9	Third Party Beneficiaries	20
7.10	Governing Law	20
7.11	Jurisdiction; Service of Process	20
7.12	Waiver of Jury Trial	20
7.13	Disclosure in Schedules	21

SCHEDULES

Schedule 4.4(b) — Holders of Company Common Stock

Schedule 4.8 — Brokers and Finders

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of October 31, 2013, by and between Zosano, Inc., a Delaware corporation formerly named Eco Planet Corp. (the “Company”), and ZP Holdings, Inc., a Delaware corporation (“Buyer”).

In consideration of the representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

“Amended and Restated Term Sheet” shall have the meaning set forth in Section 2.1(b).

“Board of Directors” shall mean the board of directors of the entity specified.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Charter Amendments” shall mean, collectively, the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on September 24, 2013, the Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on October 1, 2013, the Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on October 11, 2013, and the Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on October 17, 2013.

“Company Common Stock” shall have the meaning set forth in Section 2.1(a).

“Company Financial Statements” shall have the meaning set forth in Section 4.6(c).

“Company Form S-1” shall have the meaning set forth in Section 4.6(a).

“Company Insiders” shall have the meaning set forth in Section 4.11.

“Company Latest Balance Sheet” shall have the meaning set forth in Section 4.16.

“Company SEC Filings” shall have the meaning set forth in Section 4.6(a).

“Compensatory Plan” shall mean (i) any employment, consulting, noncompetition, nondisclosure, nonsolicitation, severance, termination, pension, retirement, supplemental retirement, excess benefit, profit sharing, bonus, incentive, deferred compensation, retention, change in control or similar plan, program, arrangement, agreement, policy or commitment, (ii) any compensatory equity interest, stock option, restricted stock, deferred stock, performance stock, stock appreciation, stock unit or other equity or equity-based plan, program, arrangement, agreement, policy or commitment, (iii) any savings, life, health, disability, accident, medical, dental, vision, cafeteria, insurance, flex spending, adoption/dependent/employee assistance, tuition, vacation, paid-time-off, other welfare fringe benefit or other employee compensation plan, program, arrangement, agreement, policy or commitment, including any “employee benefit plan” as defined in Section 3(3) of ERISA, and (iv) any trust, escrow, funding, insurance or other agreement related to any of the foregoing, in each case, to, under or with respect to which the Company has any actual or contingent obligation or liability.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any entity which is (or at any relevant time was), with the Company, a member of a “controlled group of corporations,” under “common control” with, or a member of an “affiliated service group,” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agreement No. 1” shall mean that certain Escrow Agreement dated as of July 23, 2013 by and among the Company, Buyer and Anslow & Jaclin, LLP, as escrow agent, as amended by Amendment No. 1 to Escrow Agreement dated as of September 17, 2013 by and among the Company, Buyer and Szaferman Lakind Blumstein & Blader, PC, as successor escrow agent.

“Escrow Agreement No. 2” shall mean that certain Escrow Agreement dated as of October 21, 2013 by and among the Company, Buyer and Szaferman Lakind Blumstein & Blader, PC, as escrow agent.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Final Deposit” shall have the meaning set forth in Section 2.1(b).

“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time.

“Initial Deposit” shall have the meaning set forth in Section 2.1(b).

“Knowledge” shall mean, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A Person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers, directors or other management personnel of such Person had Knowledge of such fact or other matter.

“Material Adverse Effect” shall mean, with respect to an entity, a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

“Original Term Sheet” shall have the meaning set forth in Section 2.1(b).

“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

“Purchase Price” shall have the meaning set forth in Section 2.1(a).

“Requisite Company Stockholder Vote” shall have the meaning set forth in Section 4.2.

“Returns” shall have the meaning set forth in Section 4.9(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Shares” shall have the meaning set forth in Section 2.1(a).

“Subsidiary” shall mean, with respect to any Person, (i) each corporation of which such Person owns directly or indirectly fifty percent (50%) or more of the voting securities and (ii) any other Person of which such Person owns at least a majority voting interest, and shall, in each case, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such Person.

“Tax” or “Taxes” (and, with correlative meaning, “Taxable” and “Taxing”) shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

2.1 Sale and Issuance of Common Stock.

(a) Subject to the terms and conditions of this Agreement, Buyer agrees to purchase at the Closing, and the Company agrees to sell and issue to Buyer at the Closing, 10,016,973 shares of the common stock, $0.0001 par value per share, of the Company (the “Company Common Stock”), for an aggregate purchase price of $365,000 (the “Purchase Price”). The shares of Company Common Stock issued to Buyer pursuant to this Agreement shall be referred to in this Agreement as the “Shares.” At the Closing, the Company shall deliver to Buyer a certificate representing the Shares against payment of the Purchase Price, in accordance with Section 2.1(b).

(b) The Company and Buyer acknowledge and agree that the Company has, (i) pursuant to the Term Sheet dated July 23, 2013 between the Company and Buyer, as amended by Amendment No. 1 to Term Sheet dated as of September 17, 2013 between the Company and Buyer (as so amended, the “Original Term Sheet”), paid the Company a cash deposit in respect of the Purchase Price in the amount of $140,000 (the “Initial Deposit”), and (ii) pursuant to the Amended and Restated Term Sheet dated October 21, 2013 between the Company and Buyer (the “Amended and Restated Term Sheet”), paid the Company a cash deposit in respect of the Purchase Price in the amount of $225,000 (the “Final Deposit”). The Company and Buyer further acknowledge and agree that the Initial Deposit has been released to the Company prior to the date of this Agreement pursuant to the terms of Escrow Agreement No. 1 and shall be credited against the Purchase Price, and that the Final Deposit will be released to the Company upon the Closing pursuant to the terms of Escrow Agreement No. 2 and shall be credited against the Purchase Price. Accordingly, and for the avoidance of doubt, Buyer’s obligations to the Company in respect of the Purchase Price are hereby deemed fully paid, discharged and satisfied, and Buyer shall not be obligated to pay any additional amount to the Company in respect of the Purchase Price for the Shares.

2.2 Closing. Subject to the provisions of Article VI, the closing of the purchase and sale of the Shares (the “Closing”) shall take place or remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and/or place as the Company and Buyer mutually agree upon. As used herein, the term “Closing Date” shall mean the date on which the Closing occurs.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company as follows:

3.1 Organization and Qualification. Buyer is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has, and on the Closing Date will have, the requisite corporate power to carry on its business as now conducted. Buyer is, and on the Closing Date will be, licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Buyer.

3.2 Authority Relative to this Agreement; Non-Contravention. Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate proceedings on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming it is a valid and binding obligation of the Company, constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Buyer for the consummation by Buyer of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, or adversely affect the consummation of the transactions contemplated hereby.

3.3 No Conflicts. Buyer is not subject to, or obligated under, any provision of (a) its certificate of incorporation or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances for which consents or waivers have been obtained or which, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Buyer.

3.4 Purchase for Own Account. This Agreement is made with Buyer in reliance upon Buyer’s representation to the Company, which by Buyer’s execution of this Agreement Buyer hereby confirms, that the Shares to be acquired by Buyer will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Buyer further represents that Buyer does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. Buyer has not been formed for the specific purpose of acquiring the Shares.

3.5 Disclosure of Information. Buyer has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article IV of this Agreement or the right of Buyer to rely thereon.

3.6 Restricted Securities. Buyer understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act. Buyer understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Buyer must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Shares will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by the Company of a written opinion of counsel for the holder reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws. Buyer acknowledges that the Company has no obligation to register or qualify the Shares for resale. Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Buyer’s control, and which the Company is under no obligation and may not be able to satisfy. Buyer understands that restrictive legends shall be placed on all certificates representing the Shares, substantially as follows:

“NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.”

3.7 Accredited Investor. Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8 No General Solicitation. Neither Buyer nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including through a broker or finder, engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyer as follows:

4.1 Organization and Qualification. The Company is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has, and on the Closing Date will have, the requisite corporate power to carry on its business as now conducted. The copies of the certificate of incorporation and bylaws of the Company that have been made available to Buyer on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Closing Date. The Company is, and on the Closing Date will be, licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company, individually or in the aggregate.

4.2 Authority Relative to this Agreement; Non-Contravention. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and by the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock (the “Requisite Company Stockholder Vote”), and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, or will otherwise be sought by the Company. This Agreement has been duly executed and delivered by the Company and, assuming it is a valid and binding obligation of Buyer, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. Except for approvals under applicable Blue Sky laws and the filing of Form D with the SEC, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or adversely affect the consummation of the transactions contemplated hereby.

4.3 No Conflicts. The Company is not subject to, or obligated under, any provision of (a) its certificate of incorporation or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, or (d) subject to obtaining the approvals referred to in Section 4.2, any law, regulation, order, judgment or decree which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of their respective assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

4.4 Capitalization.

(a) As of the date hereof, the Company is, and as of immediately prior to the Closing will be, authorized to issue 195,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 10,027 shares of Company Common Stock and no shares of preferred stock are and will be issued and outstanding. The issued and outstanding shares of capital stock of the Company are, and at the Closing will be, duly authorized, validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights or any applicable law, and free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. Other than the Company Common Stock, the Company does not have, and at the Closing will not have, any other securities, including equity securities, securities containing any equity features or debt securities, authorized, issued or outstanding. The Company has not at any time granted any stock options, restricted stock, restricted stock units, phantom stock, performance stock or other compensatory equity or equity-linked awards. There are no commitments, obligations, agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by the Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind, and there will not be any of the foregoing prior to or at the Closing. There are, and at the Closing there will be, no arrangements, commitments, agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

(b) Schedule 4.4(b) contains a list, certified by the Company’s transfer agent and registrar, of the names of the owners of record as of the date of this Agreement of all issued and outstanding shares of Company Common Stock and the number of shares of Company Common Stock each of them holds.

(c) The Company does not have any Subsidiaries. The Company does not own, and is not party to any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other Person. The Company is not a party to, and, to the Company’s Knowledge, there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of the Company.

4.5 Validity of the Shares. The Shares, when issued, sold and delivered to Buyer pursuant to and in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and liens, claims or encumbrances or any kind whatsoever, other than restrictions on transfer under applicable state and federal securities laws. Assuming the accuracy of the representations of Buyer in Article III and subject to the filing of Form D with the SEC pursuant to Regulation D of the Securities Act and filings pursuant to applicable state securities laws, the Shares will be issued in compliance with all applicable federal and state securities laws.

4.6 Exchange Act Reports; Financial Statements.

(a) The Company has never filed a registration statement under the Exchange Act and has never registered any class of equity security under the Exchange Act. Since the filing of the Company’s Registration Statement on Form S-1 on May 2, 2012 (the “Company Form S-1”), the Company has timely filed all reports, forms and documents that it was required to file with the SEC pursuant to the Exchange Act (such reports, forms and documents, together with the Company Form S-1 and any reports, forms and documents voluntarily filed by the Company with the SEC under the Exchange Act since the date of the Company Form S-1, the “Company SEC Filings”). As of their respective filing dates (or if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such amending or superseding filing), each of the Company SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder.

(b) The Company has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) and made publicly available on the SEC’s EDGAR system, and Buyer may rely upon, all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act and (ii) Section 906 of the Sarbanes Oxley Act of 2002 with respect to any documents filed with the SEC. Since the most recent filing of such certifications and statements, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), or in other factors that could significantly affect its disclosure controls and procedures.

(c) The financial statements (including footnotes thereto) included in or incorporated by reference into the Company SEC Filings (the “Company Financial Statements”) were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with the Exchange Act and the applicable accounting requirements, rules and regulations of the SEC promulgated thereunder as of their respective dates and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein). The Company Financial Statements fairly present the financial condition of the Company as of the dates thereof and the results of operations, cash flows and stockholders’ equity of the Company for the periods referred to therein (subject, in the case of unaudited Company Financial Statements, to normal recurring year-end adjustments). There has been no change in the Company’s accounting policies except as described in the notes to the Company Financial Statements.

4.7 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of the Company, threatened against the Company or any of the Company’s officers, directors or employees, individually or in the aggregate, at law or in equity, or before or by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, and, to the Knowledge of the Company, there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving the Company or any of the Company’s officers, directors or employees, individually or in the aggregate. The Company is not a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.8 No Brokers or Finders. Except as set forth on Schedule 4.8, none of the Company or any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred or will incur any liability for brokerage commissions, finders’ fees, investment advisory fees or similar compensation, in connection with the transactions contemplated by this Agreement.

4.9 Tax Matters.

(a)  (i) The Company has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents, required to be filed by it in respect of any Taxes (“Returns”); (ii) all such Returns are complete and accurate in all material respects; (iii) the Company has timely paid (or has had timely paid on its behalf) all Taxes required to have been paid by it (whether or not shown on any Return); (iv) the Company has established on the Company Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet paid; and (v) the Company has complied with all applicable laws, rules and regulations relating to the collection or withholding of Taxes from third parties (including employees) and the payment thereof (including withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

(b) There are no liens for Taxes upon any assets of the Company, except statutory liens for current Taxes not yet due.

(c) No deficiency for any Taxes has been asserted, assessed or proposed against the Company that has not been finally resolved. No waiver, extension or comparable consent given by the Company regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There is no pending or threatened Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of the Company, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. The Company does not expect the assessment of any additional Taxes of the Company for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company which would exceed the estimated reserves established on its books and records.

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event (whether contingent or otherwise), will result in any “parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or foreign Tax law).

(e) There is no contract, agreement, plan or arrangement to which the Company is a party which requires the Company to pay a Tax gross-up, equalization or reimbursement payment to any Person, including with respect to any Tax-related payments under Section 409A of the Code or Section 280G of the Code.

(f) The Company is not liable for Taxes of any other Person under Treasury Regulations section 1.1502-6 or any similar provision of state, local or foreign Tax law, as a transferee or successor, by Contract or otherwise. The Company is not a party to any Tax sharing, allocation or indemnification agreement. The Company has not agreed, nor is the Company required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in Taxable income. The Company will not be required to include any item of income in Taxable income for any Taxable period (or portion thereof) ending after the Closing

Date as a result of any (i) prepaid amount received on or prior to the Closing Date or (ii) “closing agreement” described in Section 7121 of the Code (or any similar or corresponding provision of any other Tax law). No claim has ever been made by a Taxing authority in a jurisdiction where the Company does not file a Return that the Company is subject to Tax imposed by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of the Company.

(g) The Company has not been a “distributing corporation” nor a “controlled corporation” (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(h) The Company has not requested any extension of time within which to file any Return, which return has not since been filed.

4.10 Contracts and Commitments. Except as contemplated herein, the Company is not a party to any contract, agreement, arrangement or other understanding, whether written or oral, which is currently in effect, and which relates to the Company or its business.

4.11 Affiliate Transactions. No officer, director or employee of the Company, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in an over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by any of such persons) (collectively “Company Insiders”), has any agreement with the Company or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company. The Company is not indebted to any Company Insider for any amounts and no Company Insider is indebted to the Company for any amounts. No Company Insider has any direct or indirect interest in any competitor, supplier or customer of the Company or in any Person from whom or to whom the Company leases any property, or in any other Person with whom the Company transacts business of any nature. For purposes of this Section 4.11, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children or siblings of such officer, director or employee.

4.12 Compliance with Laws; Permits.

(a) The Company and its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including federal, state, local and foreign laws, ordinances, rules, regulations and other requirements, including those pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, and no claims have been filed against the Company or any of its officers, directors, agents or employees, and the Company has not received any notice, alleging a violation of any such laws, regulations or other requirements. The Company is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Buyer after it acquires the Company’s properties, assets and business.

(b) The Company has no licenses, permits or certificates from federal, state, local or foreign authorities (including federal and state agencies regulating occupational health and safety), and none are necessary or material to its operations and business.

4.13 Books and Records. The books of account, minute books, stock record books and other records of the Company, complete copies of which have been made available to Buyer, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. At the Closing, all of the Company’s records will be in the possession of the Company or its counsel.

4.14 Real Property. The Company does not own, lease or use any real property.

4.15 Insurance. The Company does not own or maintain any insurance policies.

4.16 No Undisclosed Liabilities . Except as reflected in the unaudited balance sheet of the Company as of June 30, 2013 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended on such date (the “Company Latest Balance Sheet”), the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) including any liabilities which have arisen after the date of the Company Latest Balance Sheet in the ordinary course of business or liabilities to its directors, officers and employees.

4.17 Environmental Matters. None of the operations of the Company involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270, or any state, local or foreign equivalent.

4.18 Absence of Certain Developments. Except as disclosed in the Company SEC Filings or as otherwise contemplated by this Agreement, since the date of the Company Latest Balance Sheet, the Company has conducted its business only in the ordinary course consistent with past practice and there has not occurred or been entered into, as the case may be: (i) any event having a Material Adverse Effect on the Company, (ii) any event that would reasonably be expected to prevent or materially delay the performance of the Company’s obligations pursuant to this Agreement, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of the Company or any redemption, purchase or other acquisition of any of the Company’s securities, other than the special dividend referred to in Section 6.2(g), (v) any increase in the compensation or benefits payable or to become payable to any officers or directors of the Company or establishment or modification of any Compensatory Plan, (vi) any issuance, grant or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by the Company, (vii) any amendment to the certificate of incorporation or bylaws of the Company, other than the Company Charter Amendments, (viii) any (w) capital expenditures by the Company, (x) purchase, sale, assignment or transfer of any material assets by the Company, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, of the Company, except for liens for Taxes not yet due, or (z) cancellation, compromise, release or waiver by the Company of any rights of material value or any material debts or claims, (ix) any incurrence by the Company of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice (which liabilities are not material, individually or in the aggregate, and will have been paid, discharged and satisfied at or prior to the Closing), (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company, (xi) entry by the Company into any agreement, contract, lease or license, other than the Original Term Sheet, Escrow Agreement No. 1, the Amended and Restated Term Sheet and Escrow Agreement No. 2, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which the Company is a party or by which any of them is bound, (xiii) entry by the Company into any loan or other transaction with any officers, directors or employees of the Company, (xiv) any charitable or other capital contribution by the Company or pledge therefore, (xv) entry by the Company into any transaction of a material nature or (xvi) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (xv).

4.19 Employee Benefit Plans.

(a) The Company does not sponsor, maintain or have any obligation or liability under, or has not at any time sponsored, maintained or had any obligation or liability under, any Compensatory Plan. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate sponsors, maintains or has any obligation or liability under, or has sponsored, maintained or had any obligation or liability under, any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), or (ii) single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The Company and its ERISA Affiliates are in compliance in all material respects with the applicable requirements of Section 4980B of the Code and any similar state law.

(b) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, individually or in the aggregate, (i) result in any payment becoming due to any officer, employee, consultant or director of the Company, (ii) increase or modify any benefits otherwise payable by the Company to any officer, employee, consultant or director of the Company or (iii) result in the acceleration of time of payment or vesting of any such benefits.

4.20 Employees. Except as disclosed in the Company SEC Filings, the Company does not have any employees and does not have any obligation or liability to any current or former officer, director, employee or Affiliate of the Company for wages, accrued vacation or otherwise. Each individual providing services to the Company has been properly classified as an employee or a non-employee service provider with respect to the Company for all purposes under applicable law. No current or former employee, consultant or director of the Company owes any indebtedness to the Company or any of its Affiliates. The Company is not, and has never been, a party to any collective bargaining or similar agreement, and there are no labor unions or other organizations representing, purporting to represent or, to the Knowledge of the Company, attempting to represent, any employee of the Company.

4.21 Proprietary Information and Inventions. No current employee of or consultant to the Company is party to either a non-disclosure and inventions assignment agreement or an alternative employment agreement with the Company containing comparable non-disclosure and inventions assignment provisions.

4.22 Intellectual Property.

(a) The Company does not own or license the right to use any patents, copyrights, trademarks, know-how or software.

(b) The Company is not infringing upon the intellectual property or proprietary rights of any Person. There are no claims pending or, to the Company’s Knowledge, threatened alleging that the Company is currently infringing upon, using in an unauthorized manner or violating the intellectual property or proprietary rights of any Person.

(c) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach of any license, sublicense or other agreement or contract relating to intellectual property or proprietary rights that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

4.23 Investment Company. The Company is not as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

4.24 Foreign Corrupt Practices. None of the Company or any director, officer or, to the knowledge of the Company, agent, employee or other Person acting on behalf of the Company, has, in the course of its actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made other unlawful payment to any foreign or domestic government official or employee.

4.25 No Integrated Offering. Neither the Company nor any Affiliates of the Company, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration under the Securities Act of any of the Shares issuable to Buyer pursuant to this Agreement or cause such offering of Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval requirements of any authority.

4.26 Application of Takeover Provisions. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the certificate of incorporation of the Company or the laws of the State of Delaware with respect to the Company’s issuance and sale of the Shares to Buyer hereunder. The Company has never adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Company Common Stock or a change in control of the Company.

4.27 Information. All of the information provided by, or on behalf of, the Company regarding the Company or any of its officers, directors, employees, agents or other representatives, to Buyer or its representatives for purposes of, or otherwise in connection with, the preparation of any filings to be made with the SEC and any other governmental authority in connection with the consummation of the transactions contemplated hereby is accurate and complete in all material respects.

4.28 Full Disclosure. The representations and warranties of the Company contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which the Company has Knowledge that has not been disclosed to Buyer pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on the Company or materially adversely affect the ability of the Company to consummate in a timely manner the transactions contemplated hereby.

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

5.1 Further Assurances; Governmental Filings. At any time or from time to time after the Closing, each of the parties hereto shall, at the expense of the party making such request, execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including the Exchange Act, to consummate, or otherwise in connection with, the transactions contemplated by this Agreement, including the filing with the SEC of a Form 8-K.

5.2 Expenses. Except as otherwise provided in this Agreement, all reasonable and documented costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Without limiting the generality of the foregoing, any such costs and expenses incurred by the Company that remain unpaid as of the Closing, including any liability for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement, shall be paid by the Company using the proceeds from the sale of the Shares hereunder.

5.3 Private Placement. Each of Buyer and the Company shall take all necessary action on its part such that the issuance of the Shares to Buyer hereunder constitutes a valid “private placement” under the Securities Act.

ARTICLE VI

CONDITIONS

6.1 Conditions to Obligation of the Company. The obligation of the Company to issue and sell the Shares to Buyer at the Closing are subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

(a) Representations and Compliance. The representations and warranties of Buyer contained in this Agreement shall be accurate as of the Closing in all respects (in the case of any representation or warranty containing any materiality qualification) and in all material respects (in the case of any representation or warranty not containing any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. Buyer shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

(b) Officers’ Certificate. Buyer shall have furnished to the Company a certificate of the President of Buyer, dated as of the Closing Date, in which such officer certifies that, to the best of his Knowledge, the conditions set forth in Section 6.1(a) have been fulfilled.

(c) Secretary’s Certificate. Buyer shall have furnished to the Company (i) copies of the text of the resolutions by which the corporate action on the part of Buyer necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Closing Date executed on behalf of Buyer by its corporate secretary or one of its assistant corporate secretaries certifying to the Company (x) that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (y) the signature and office of each officer of Buyer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto by Buyer, and (iii) a certificate from the Secretary of State of the State of Delaware evidencing the good standing of Buyer in such jurisdiction dated as of a recent date prior to the Closing Date.

(d) Consents and Approvals. Buyer shall have obtained all consents and approvals necessary to purchase the Shares pursuant to this Agreement, in order that Buyer’s purchase of the Shares hereunder not constitute a breach or violation of, or result in a right of termination or acceleration of, or the creation of any encumbrance on any of Buyer’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Buyer or any license, franchise or permit of or affecting Buyer.

6.2 Conditions to Obligation of Buyer. The obligation of Buyer to purchase the Shares at the Closing is subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

(a) Representations and Compliance. The representations and warranties of the Company contained in this Agreement shall be accurate as of the Closing in all respects (in the case of any representation or warranty containing any materiality qualification) and in all material respects (in the case of any representation or warranty not containing any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. The Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

(b) Officers’ Certificate. The Company shall have furnished to Buyer a certificate of the President of the Company, dated as of the Closing Date, in which such officer certifies that, to the best of his Knowledge, the conditions set forth in Section 6.2(a) have been fulfilled.

(c) Secretary’s Certificate. The Company shall have furnished to Buyer (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the transactions contemplated hereby, and the election of the directors and officers of the Company to serve following the Closing Date (as set forth in Section 6.2(e)), were taken, (ii) a certificate dated as of the Closing Date executed on behalf the Company by its corporate secretary certifying to Buyer (x) that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (y) the signature and office of each officer of the Company executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto, (iii) a copy of the certificate of incorporation, as amended, of the Company, certified by the Secretary of State of the State of Delaware, and (iv) a certificate from the Secretary of State of the State of Delaware evidencing the good standing of the Company in such jurisdiction dated as of a recent date prior to the Closing Date.

(d) Consents and Approvals. The Company shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, in order that the transactions contemplated hereby not constitute a breach or violation of, or result in a right of termination or acceleration of, or the creation of any encumbrance on any of the Company’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting the Company or any license, franchise or permit of or affecting the Company.

(e) Directors and Officers.

(i) The Board of Directors of the Company shall have taken the following actions, in compliance with applicable law, to be effective upon the Closing: (x) elected to the Board of Directors of the Company the persons who are the directors of Buyer, assigned to such classes as designated by Buyer; and (y) appointed as the officers of the Company those persons who are the officers of Buyer, or, in either case with regard to the foregoing clauses (x) and (y), such other persons designated by Buyer. Subject to applicable law, the Company shall have taken all action reasonably requested by Buyer, but consistent with the certificate of incorporation and bylaws of the Company, that is reasonably necessary to effect any such election or appointment of the designees of Buyer to the Company’s Board of Directors.

(ii) Each of the officers and directors of the Company immediately prior to the Closing shall have delivered duly executed resignations from their positions with the Company effective upon the Closing.

(iii) For the avoidance of doubt, the provisions of this Section 6.2(e) are in addition to and shall not limit any rights which Buyer may have as a holder or beneficial owner of shares of capital stock of the Company as a matter of law with respect to the election of directors or otherwise. The newly-appointed directors and officers of the Company shall hold office for the term specified in, and subject to the provisions contained in, the certificate of incorporation and bylaws of the Company and applicable law.

(f) Company Liabilities. The Company shall have no liabilities.

(g) Special Dividend. The Company shall have declared a cash dividend on the shares of Company Common Stock as of a record date prior to the Closing Date in an aggregate amount equal to the Purchase Price less the amount of all of the Company’s liabilities as of the Closing (it being acknowledged and agreed by the Company and Buyer that the payment of such dividend will occur as promptly as practicable following the Closing).

(h) Company Charter Amendments. The Company Charter Amendments shall continue to be in full force and effect as of the Closing.

(i) FIRPTA Certificate. The Company shall have delivered to Buyer a certificate, duly executed and acknowledged, in form and substance reasonably satisfactory to Buyer and in accordance with the provisions of Treasury Regulations Section 1.1445-2(b)(2), certifying that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code.

ARTICLE VII

GENERAL PROVISIONS

7.1 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by facsimile, by nationally recognized overnight delivery service for next business day delivery, or by registered or certified mail (return receipt requested), in each case with delivery charges prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to Buyer:	ZP Holdings, Inc. 34790 Ardentech Court Fremont, CA 94555 Facsimile: (510) 952-4632 Attn: President and CEO

with a copy to:	Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Facsimile: (617) 832-7000 Attn: Jeffrey Quillen, Esq.

If to the Company:	Zosano, Inc. 93 South Jackson St., #34786 Seattle, WA 98104-2818 Facsimile: (866) 885-5653 E-mail: info@eco-p.org Attn: Elka Yaron

with a copy to:	Szaferman Lakind Blumstein & Blader, PC 101 Grovers Mill Road, Second Floor Lawrenceville, NJ 08648 Facsimile: (609) 557-0969 E-mail: gjaclin@szaferman.com Attn: Gregg Jaclin, Esq.

All such notices and other communications shall be deemed to have been duly given as follows: (i) if delivered by hand, when received; (ii) if delivered by registered or certified mail (return receipt requested), when receipt acknowledged; or (iii) if via facsimile, on the day of transmission or, if that day is not a business day, on the next business day; and (iv) if delivered by a recognized overnight delivery service, on the next business day delivery after being timely delivered by the sender to such recognized overnight delivery service.

7.2 No Survival. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of any such representations, warranties, covenants or other agreements, shall survive the Closing, except for this Article VII and those covenants and agreements herein that by their terms apply or are to be performed in whole or in part after the Closing.

7.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Schedules hereto). Unless the context otherwise requires, the words “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are followed by such words or words of similar impart. As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

7.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.

7.5 Amendment. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

7.6 Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

7.7 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein, including Escrow Agreement No. 1 and Escrow Agreement No. 2): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

7.8 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email of a PDF, which facsimile or PDF shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

7.9 Third Party Beneficiaries. Each party hereto intends that this Agreement, except as expressly provided herein, shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

7.10 Governing Law. This Agreement is governed by the internal laws of the State of Delaware without regard to such State’s principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.

7.11 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must, to the extent such courts will accept such jurisdiction, be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.1. Nothing in this Section 7.11, however, affects the right of any party to serve legal process in any other manner permitted by law.

7.12 Waiver of Jury Trial. Each party hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, the Shares or the subject matter hereof. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto hereby represents and warrants that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

7.13 Disclosure in Schedules. For purposes of this Agreement, with respect to any matter that is clearly disclosed on any Schedule hereto with respect to any Section hereof in such a way as to make its relevance to the information called for by another Section hereof or any other Schedule, as the case may be, reasonably apparent, such matter shall be deemed to have been disclosed in response to such other Section or Schedule, notwithstanding the omission of any appropriate cross-reference thereto; provided, however, that each of the Company and Buyer hereby covenants to make a good faith diligent effort to make all appropriate cross-references within and to any and all Sections of this Agreement and Schedules hereto.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.

ZP HOLDINGS, INC.

By:	/s/ Vikram Lamba
Name: Vikram Lamba Title: President and Chief Executive Officer

ZOSANO, INC.

By:	/s/ Elka Yaron
Name: Elka Yaron Title: President and Chief Executive Officer

Signature Page to Stock Purchase Agreement